Exhibit 23.2


                     CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the options to be issued under miscellaneous employee benefit plans of Luby's, Inc. of our report dated October 15, 2001, except for the third paragraph of Note 5, as to which the date is December 5, 2001, with respect to the consolidated financial statements of Luby's, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended August 31, 2001, filed with the Securities and Exchange Commission.

                                                 /s/  ERNST & YOUNG LLP

San Antonio, Texas
January 23, 2002